SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      September 27, 2002
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          Statmon Technologies Corp. (formerly Viable Resources, Inc.)
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       (Exact name of Registrant as Specified in its Charter Post-merger)


  Nevada                               0-0751           83-0242652
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(State or Other Jurisdiction        (Commission       (IRS Employer
of Incorporation pre-merger)        File Number)  Identification No. pre-merger)


           345 North Maple Drive, Suite #120, Beverly Hills, CA 90210
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                                  (New Address)

Registrant's telephone number, including area code            310-288-4580
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Item 4  Changes in Registrant's Certifying Accountant


     Effective as of September 9, 2002 Statmon Technologies Corp. (the "Company") dismissed Michael Johnson & Co., LLC ("Michael Johnson & Co.") as its independent accountant. Effective as of September 9, 2002, the Company engaged Grassi & Co CPAs. P.C. ("Grassi") as its independent accountant. The decision to change accountants was approved by the Board of Directors of the Company.

     Neither Michael Johnson & Co.'s report on the Company's financial statements for the year ended March 31, 2002, nor its report for the year ended March 31, 2001, contained an adverse opinion or a disclaimer of opinion, and no such report was qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended March 31, 2001 and March 31, 2002 and the subsequent interim periods preceding the Company's dismissal of Michael Johnson & Co., there were no disagreements with Michael Johnson & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Michael Johnson & Co., would have caused Michael Johnson & Co. to make reference to the subject matter of the disagreement in connection with its report.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company's year ended March 31, 2001 and the subsequent interim periods to the date hereof.

                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 STATMON TECHNOLOGIES CORP.


Date:           September 9, 2002                By:      /s/ Geoffrey P. Talbot
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                                                     Geoffrey P. Talbot